As filed with the Securities and Exchange Commission on March 20, 2012

First Amendment May 5, 2012

Registration No. 333-180230

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURE IT CORP.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

2741

(Primary Standard Industrial Classification Code Number)

990373017

(I.R.S. Employer Identification Number)

548 Market St. # 59722

San Francisco, CA 94104-5401

Phone: 866-766-4202

Fax: 866-897-2396

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Vcorp Services, LLC

25 Robert Pitt Drive, Suite 204

Monsey, New York 10952

Tel. 845.425.0077

Fax 845.818.3588

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Law Offices of Jonathan D. Strum

5638 Utah Avenue NW

Washington DC 20015

Ph: (202) 362-9027

Fax: (202) 362-9037

Email: jdstrum@jdstrumlaw.com

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock, par value $0.001 per share	750,000	$0.15	$112,500	$12.89

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

SECURE IT CORP.

UP TO 750,000 SHARES OF COMMON STOCK

Secure It Corp. (“Secure IT”, “we”, “the Company”) is offering for sale a maximum of up to 750,000 shares of its common stock at a fixed price of $.15 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. We will not employ an escrow account and will retain the proceeds from the sale of any of the offered shares that are sold. As a result, if we do not sell all the offering, we may not have sufficient funds to execute our business plan and early investors could lose all their investment.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President Ofir Ben Arzi and our Secretary Binyamin Brodman will be responsible for the sale of the shares. This prospectus will permit our officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The shares being offered by us though our Officers are pursuant to an exemption as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act of 1934.   We are offering the shares from time to time on a continuous basis, for up to 180 days from the date that this Registration Statement becomes effective, but we may terminate the offering at any time. There is no minimum number of shares that we must sell.

The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution."

Prior to this registration, there has been no public trading market for the common stock of Secure IT and it is not presently traded on any market or securities exchange. After the effective date of the Registration Statement relating to this Prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no assurance that a market maker will file an application for our stock to be eligible for quotation on the Over The Counter Bulletin Board, or that such an application, if filed, will be accepted. Even if an application by a market maker for our common stock to be eligible for quotation on the Over The Counter Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Under the recently enacted JOBS Act of 2012 (April5, 2012) , the Company may be considered an “emerging growth” company (revenue under $1 Billion) and as such may elect to use or opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. The company has elected to opt out of the extended transition period. This election is irrevocable.

The date of this prospectus is ___, 2012.

3

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until_________________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

4

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information About Secure IT CORP.

Secure IT was incorporated in the State of Delaware as a for-profit Company on September 14, 2011 and established a fiscal year end of December 31. We are a development-stage Company and our auditor has, in a written opinion, expressed substantial doubt about our ability to continue as going concern. The Company plans to enter into the vehicle wrapping market with a concept and website that will sell high end vinyl car wraps though the internet to garages and car accessory shops on-line. Vehicle wrapping can take the place of painting cars and can be designed for any type of car. Eventually we would like to sell to the retail consumer, specific car wraps for customized to different cars and models. On, January 12, 2012 we reserved the domain name www.sec-it.org . We believe that vehicle wrapping is becoming an increasingly accepted and popular method of advertising. Vehicle wraps have also entered pop culture On April 19, 2011, an entire episode of the US television sit com Modern Family was predicated on the wrapping the family vehicle to advertise the father’s real estate business.

Currently, we do not have sufficient funds to execute our business plan as more fully described below and we anticipate requiring a minimum of $90,000 to be able execute the business plan. Our monthly burn rate is expected to increase to $9,000 after the conclusion of this offering. As of April 30th 2012, we have $11,950 in cash on hand. Our accounts are kept in the United States.

 A large number of vehicle wrapping services exist but most of these services are marketing the end user and not the garages and car accessory providers who sell the vehicle wrappings.  The Company intends to build a real world experience which will allow its website users to create an image of vehicles following the wrapping in order to allow the garages and car accessory providers with an image of the final product.  The Company will generate revenue primarily through sales of the vehicle wrappings and the provision of a service whereby customer may be able to design their own wraps virtually. Prospective visitors to our site will be offered to view their vehicle on our web site by choosing from a variety of car makes and models that we will have in our database. Visitors will also be able to choose amongst standardized color palates , so they may view their original car model, make and color. Then we will allow them to choose from our listed colored car wraps, which will then convert the car color that they are viewing. We intend to charge a nominal fee for this service. In this manner we will generate minimal revenues, but we will have potential customers as site visitors have already “paid” for a service and we intend to market our car wraps to these site vistors as they would have registered with their name and address.

The Company will compete with other vehicle wrapping providers on the Internet today, but aims to create a niche market which does not compete for web traffic rather to sell vehicle wrapping where business can meet their clients on a face to face basis.

Our mailing address is at 548 Market St. # 59722, San Francisco, CA 94104-5401 and our business is currently conducted from the offices of our President at Harav Uziel 84 St., Jerusalem, Israel 96424 our telephone number is (866) 766-4202 and our fax number is (866) 897-2396.

As of December 31, 2011, the end of the most recent fiscal year, we had raised $22,000 through the sale of its common stock. As of December 31, 2011, the Company has $50 of liabilities, represented by expenses accrued since its inception. In addition, the Company estimates incurring costs associated with this offering totaling approximately $21,500. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

5

Summary of the Offering by the Company

Secure IT has 2,200,000 shares of common stock issued and outstanding and is registering an additional 750,000 shares of common stock for offering to the public. The Company may endeavor to sell all 750,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.15 per share for the duration of the offering. Secure IT will receive the net proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.0001	750,000 shares of common stock, par value $0.0001 (the “Common Stock”).
Offering price per share by the Company.	$0.15 per share of Common Stock.
Number of shares outstanding before the offering of common shares.	2,200,000 shares of Common Stock as of March 19, 2012.
Number of shares outstanding after the offering of common shares.	2,950,000 shares of Common Stock will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share of Common Stock is $0.15. Secure IT may not be able to meet the requirements for a public listing or quotation of its common stock. Further, even if Secure IT’s common stock is quoted or granted listing, a market for the common shares may not develop. After the effective date of this Registration Statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for quotation on the Over The Counter Bulletin Board (OTCBB). We do not yet have a market maker who has agreed to file such an application. There is no assurance that a market maker will file an application for our stock to be eligible for quotation on the OTCBB, or that such an application, if filed, will be accepted. Even if an application by a market maker for our common stock to be eligible for quotation on the OTCBB is filed and accepted, a market for our common stock may not develop or be sustained.

Use of proceeds	Secure IT will receive all proceeds from the sale of the common stock. If all 750,000 common shares being offered are sold, the total gross proceeds to the Company would be $112,500. The Company intends to use the proceeds from this offering: (i) to continue development and testing of its concept and website, estimated at $20,000 (ii) pay writers and data entry staff to populate the website with information and create a data base of vehicle wrappings, estimated at $17,000, (iii) to pay post offering legal, accounting and transfer agent expenses contracts, estimated at $9,000, (iv) to market its website and services, estimated at $40,000 and (v) to setup Internet web servers and website hosting, estimated at $2,500 (vi) and administrative expenses estimated to cost $2,500. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $21,500 are being paid for by Secure IT.
Termination of the offering	The offering will conclude when all 750,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission which ever comes first. Secure IT may at its discretion extend the offering for an additional 90 days.
Terms of the offering	The Company's President and Secretary will sell the common stock upon effectiveness of this Registration Statement, on a self-underwitten, best efforts basis. There is no minimum required and the Company will retain the proceeds from any shares sold.

You should rely only upon the information contained in this prospectus. Secure IT has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

6

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of December 31, 2011
Total Assets	22,000
Total Liabilities	50
Stockholder’s Equity	21,950

Operating Data	September 14, 2011 (Date of Inception) to December 31, 2011
Revenue	none
Net Loss	(50)
Net Loss Per Share	(0.00)

As shown in the financial statements accompanying this prospectus, Secure IT has had no revenues to date and has incurred only losses since its inception. The Company has had limited operations related to creating the website and building the social network and has been issued an unqualified opinion with an explanatory note regarding “going concern” from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be the material risks to an investor regarding this offering. Secure IT should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL DOUBT ABOUT SECURE IT’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our officers may be unwilling or unable to loan or advance additional capital to Secure IT, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a Company that will not have the funds necessary to continue to deploy its business strategies. See “Audited Financial Statements - Auditors Report.”

As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.

THIS OFFERING AIMS TO RAISE $112,500 WHICH WE BELIEVE IS THE PROPER AMOUNT TO FULLY FUND OPERATIONS UNTIL THE COMPANY BEGINS TO GENERATE REVENUE OR ACQUIRE FINANCING RESOURCES. EVEN IF WE SUCCEED TO RAISE THIS ENTIRE AMOUNT, FAILING TO MANAGE IT PROPERLY OR IF IT IS NOT ENOUGH UNTIL THE COMPANY CAN OPERATE BY ITSELF MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

The amount of $112,500 was estimated (see section “Plan of Operation” on page 41) using our best efforts and information available in order to create the condition to properly fund the operation of the Company. In the event, our estimate fails, we will need to look for more financial resources. If we cannot raise more investments to fund the start of our operation, we may be forced to periodically interrupt our activities or even stop it at all.

Even if all the $112,500 is raised, the success of our operation will depend on our ability to manage and perform all the planned actions within this budget and the planned time. Considering that Company’s Officers and Directors do not have specific experience in the vehicle wrapping business and in managing a company like Secure It, there is a possibility that what was planned cannot be fully accomplished, due to mistakes that may occur due to his specific inexperience. Consequently, it may lead to the need to raise additional capital or hire qualified third party consultants. If we cannot raise more funds or hire the required professionals, we may be forced to periodically interrupt our activities or even cease operations.

For this reason, each prospective purchaser of the offered shares could lose a substantial amount, or all, of his or her investment.

 WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE TO A MINIMUM OF $19,000 DURING THE FIRST 12 MONTHS PRIOR TO EARNING REVENUE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses to a minimum of $19,000 to raise market awareness of its intended car wrapping services (and comply with SEC regulations) without realizing any revenues from its website or initial leads. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) website development, (iii) advertising, (iv) legal and accounting fees at various stages of operation, (v) hiring subcontractors to populate the website with content and prepare marketing events; and (vi) cost of inventory.

7

In funding the design and development of the website, the Company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our website will attract users or clients for car wrapping services or products. The website will have to be developed and populated with content before we can generate any significant operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

FAILURE TO RAISE ADDITIONAL CAPITAL, IN THE MINIMUM AMOUNT OF 25% OF THIS OFFERING, IN ORDER TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our current operating funds are not adequate for corporate existence over the next twelve months. Secure IT, Inc.’s cash balance as of  March 15, 2012 was $21,720. Secure IT Corp. will require additional financing in order to maintain its corporate existence and to implement its business plans and strategy. The Company will need to sell at least 25% of this Offering to be able to minimally carry out its business plan.

We require significant capital over the next twelve months, to develop and test our website and pay subcontractors to populate the website with information and reviews about car wraping services and products. We will also require a significant amount of capital to advertise our website to attract users. If we are not successful in earning revenues once we have established our website and commenced the provision of car wrapping services, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that Secure IT will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions. Raising 25% of this offering is the minimum required.

Risks Related To This Offering

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN CONDUCTING AN OFFERING OF THIS TYPE, THE SALE OF THE COMPANY'S SHARES COULD BE HARMED.

Our management does not have any prior experience selling stock through a prospectus. Our management may make mistakes which could harm the company’s prospects and increase costs. Any mistakes made could harm our ability to earn a profit and could result in the loss of your investment..

THERE IS NO MINIMUM PURCHASE REQUIREMENT IN CONECTION WITH THIS OFFERING

The Company is not required to sell any specific number or dollar amount of securities. The company will not place any funds into escrow and will receive all proceeds from the sale of any of the common stock under this offering.

WE MAY NOT RECIEVE ENOUGH CAPITAL TO FUND OUR OPERATIONS.

If we are able to only sell a small portion (under 25% of the 750,000 shares – see “Use of Proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not even be sufficient to defray the costs of this offering. Limited proceeds received from the sale of shares will cause us to go out of business and will result in the complete loss of your investment.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED SOLEY BY US ON AN ARBITRARY BASIS AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FURTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL

There is currently no traded public market for the Company’s common stock. There are no assurances that any public market will be established or maintained for the Company’s stock. As a result, the offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

8

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE EXCHANGE ACT THAT WILLREQUIRE US TO INCUR ADUIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SHELL OUR SHARES

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

OUR COMMON SHARES WILL BE SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRAHNSACTION IN OUR STOCK CUMBERSOME, WHICH MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

9

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over the Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

There is no assurance that a market maker will file an application for quotation of our stock, or that, if filed, such an application will be accepted. Even if an application by a market maker for quotation of our common stock on the Over The Counter Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

SINCE OUR COMPANY’S DIRECTORS CURRENTLY OWN 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT OUR DIRECTORS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s directors own 100% of the outstanding shares and will own over 70% after this offering is completed, assuming all the shares in the offering are sold. As a result, they may be able to elect all of our directors and control the direction of the Company. The Company’s directors’ interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to the Company.

Exclusively, our directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

10

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, OR IF WE DO NOT RAISED SUFFICIENT FUNDS INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors. Further, if we do not raise sufficient funds to carry out our business plan, early investors could lose their entire investment.

Risks Related to Investing in Our Company

THE COMPANY’S OFFICERS AND DIRECTORS HAVE OTHER OUTSIDE BUSINESS ACTIVITIES, AND MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF THEIR TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

Mr. Ofir Ben Arzi and Mr. Binyamin Broadman, have other business interests and currently devote approximately 20 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Ben Arzi or Mr. Broadman, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require greater business time of our Officers and Directors, they are prepared to adjust their time to devote more time to the Company’s business. However, they may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

HAVING ONLY TWO DIRECTORS LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR OFFICERS.

We have only two Directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Until we have a larger board of Directors that would include some independent members, if ever, there will be limited oversight of our officers decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING SECURE IT'S BUSINESS (I.E. VEHICLE WRAPPING), OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in running an Internet based business or a vehicle wrapping business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

OUR SENIOR MANAGEMENT HAS NEVER MANAGED A PUBLIC COMPANY.

The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our senior management will be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Further, this could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

OUR OFFICERS WILL CONTROL THEIR SALARYAND PERQUISITES WHICH MAY LIMIT NET INCOME AND LIMIT DISTRIUBUTIONS TO INVESTORS

Our officers will be able to control their salaries, benefits and perquisites. The size of their salaries and perquisites may limit the Companies net income and thus limit any potential distributions to Investors.

THE LOSS OF THE SERVICES OF OUR EXECUTIVE OFFICERS AND SENIOR MANAGEMENT WOULD DISRUPT OUR OPERATIONS AND INTERFERE WITH OUR ABILITY TO COMPETE.

We depend upon the continued contributions of our executive officers and senior management. They handle all of the responsibilities in the area of corporate administration, business development and research. We do not carry key person life insurance on any of their lives and the loss of services of any of these individuals could disrupt our operations and interfere with our ability to compete with others.

BECAUSE OUT OFFICERS AND DIRECTORS ARE LOCATED IN NON-UNITED STATES JURISDCITION, YOU MAY HAVE LIMITED EFFECTIVE RECOUIRSE AGAINST THE MANAGEMENT FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENTS AND CIVIL LIABILITIES AGINST OUR OFFICERS, DIRECTORS, EXPERTS AND AGENTS.

Since our Officers and Directors, Mr. Ben Arzi and Mr. Brodman reside in Israel, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;
•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our key Officers and Directors do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or the Officers or Directors in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

WE MAY NOT BE ABLE TO FIND SUITABLE CONTENT WRITERS AND WEBSITE DEVELOPERS AT AN ACCEPTABLE COST.

Secure IT will contract website developers and writers to create the www.sec-it.org website. Due to the current demand for skilled technological developers, we run the risk of not being able to find suitable personnel and an acceptable price. We would also need to ensure that the candidates are adequately qualified to develop a website that is user friendly, free of errors and seamless in design. Without these developers and writers we have no way of completing the website, which is the most important aspect of our business development.

11

WE WILL NEED TO ATTRACT A LARGE NUMBER OF USERS IN ORDER TO ACHIEVE PROFITABILITY.

We expect to generate the majority of our revenues through sale of car wrapping products and services.  Our revenues are related, in large part, to the number of individual customers and garages who will use our service.  In order to achieve profitability, we will need to attract customers who are will to use our services and our ability to attract others to visit our website. After using our website and reviewing the information it provides, users may choose other vehicle wrapping providers and not return to our site.  In order to maximize revenue, we will need to consistently attract new users to our site.  Failure to do so on a cost effective basis may harm our revenues.

THE KEY PRODCUT(S) OF THE COMPANY ARE ALL PRODUCTS MANUFACTURED BY A THIRD PARTY. OUR COMPETITORS WILL HAVE ACCESS TO THOSE PRODUCTS AND THERE IS CURRENTLY NO AGREEMENT BETWEEN THE COMPANY AND ANY MANUFACTURER.

The key products that the Company intends to sell – vehicle wraps – are all manufactured by third parties, the biggest of which are 3M Company and Avery Graphics. Any current or future competitor will also have access to those products. The Company does not have any agreements (exclusive or otherwise) with any third party manufacturer. A manufacturer could decide not to sell to the Company or a larger competitor could enter the proposed market and harm the Company’s ability to earn a profit. If that happens, investors could lose all their investment.

OUR COMPETITION, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY OUR COMPETITORS, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

We are unable to control the timing of announcements or introductions of new or enhanced services by our competitors. For example, many of our current and potential competitors have longer operating histories, may have significantly greater financial, technical, marketing and other resources and larger customer bases than us. Our competitors may develop services that are superior to, or have greater market acceptance than our services. As this industry is constantly changing, we would have to follow the trends of our competitors in order to stay current in the marketplace. Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose a customer base due to our lack of offerings. The loss of too many customers will result in a loss of revenues and could ultimately lead to the end of operations.

IF WE DO NOT GENERATE ENOUGH REVENUE OR REFERRAL COMMISSIONS, THEN WE MAY FAIL TO ACHIEVE PROFITABILITY. CONSEQUENTLY, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

We have not yet begun the initial stages of selling our products and services. Therefore, we lack the means to evaluate whether we will be able to meet our sales objectives. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with developing and marketing our website. As detailed in the above risk factors, we will incur these loses before the Company generates revenues.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business and will result in the complete loss of your investment.

12

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP WILL BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and automobile industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

OUR TECHNICAL SYSTEMS ARE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our online advertisers and our customers, and our revenue may decline and our business could suffer.

13

WE WILL RELY ON AN OUTSIDE FIRM TO HOST OUR SERVERS, AND A FAILURE OF SERVICE BY THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

We will rely upon a third party provider to host our main server. In the event these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. We also expect to rely on a third party provider, Google Adsense to market the company’s website.

Google AdSense is a program run by Google Inc. that allows publishers in the Google Network of content sites to serve automatic text, image, video, and rich media adverts that are targeted to site content and audience. These adverts are administered, sorted, and maintained by Google, and they can generate revenue on either a per-click or per-impression basis. Google Adsense will be used for the company’s marketing campaign in order to get interested visitors to come to the site. A failure or limitation of service or available capacity by any of these third party providers, such as Google Adsense could adversely affect our business and reputation.

Risks Related to Investing in Our Industry

TECHNOLOGICAL INNOVATIONS CHANGE VERY QUICKLY AND OUR WEBSITE MAY BECOME OBSOLETE IF WE ARE UNABLE TO UPDATE OUR WEBSITE TO KEEP UP WITH TECHNOLOGY.

New innovations may result in our website becoming obsolete very quickly. Developers, content writers and data entry staff would be needed to be on contract at all times to ensure that the website is kept up to date with the latest information, trends in the industry, and in the technology powering the website. This could be very costly and if upgrades are required more often than initially anticipated, we may not have the finances available to continue operations.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 8 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

14

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.15. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold		If 50% of Shares Sold		If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds	$25,000		$50,000		$75,000	$112,500
Less offering costs	$21,500		$21,500		$21,500	$21,500
Legal & Accounting	5,000		6,000		7,000	8,000
Transfer Agent	1,000		1,000		1,000	1,000
Total (Legal/Accounting/Transfer Agent)	$6,000		$7,000		$8,000	$9,000
WEBSITE, SALES, MARKETING & ADVERTISING
Website Development and Testing	5,000		10,000		13,500	20,000
Webservers / Hosting	500		1,000		1,500	2,500
Marketing, Advertising and SEO	5,500		10,000		18,000	40,000
Total	$11,000		$21,000		$33,000	$62,500

ADMINISTRATION EXPENDITURES
Office, phone and Internet	1,000		1,500		2,000	2,500
Writers and Data Entry	1,000		10,500		10,500	17,000
Total	$2,000		$12,000		$12,500	$19,500

TOTALS	$40,500	*	$61,500	*	$75,000	$112,500

The above figures represent only estimated costs. *The Company will utilize its cash on hand of approximately $22,000 to cover any shortfalls.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

2,200,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 750,000 shares of its common stock for possible resale at the price of $0.15 per share.

The Company will receive all proceeds from the sale of those shares. There will be no refunds. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

The price per share is fixed at $0.15. Prior to being quoted on the Over the Counter Bulletin Board (OTCBB), the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over the Counter Bulletin Board. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.15 until a market develops for the stock.

We intend to seek a quoting with the OTCBB, if we are unable to get a Broker Dealer to apply to the OTCBB or are unable to receive approval to quote in the OTCBB, we may wish to apply to the Pink Sheets.

The offering will conclude at the earlier of the sale of all the shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. Secure IT may at its discretion extend the offering for an additional 90 days. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

15

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our Officers and Directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our Officers and Directors will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The Officer and Director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.	Our Officers and Directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;
2.	Our Officers and Directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.	Our Officers and Directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer;
4.	Our Officers and Directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including, if appropriate, registration pursuant to the securities laws of certain states).

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. As of March 19, 2011, there were 2,200,000 shares of our common stock issued and outstanding held by two holders of record of our common stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividends

The holders of our common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

As of the date of this prospectus, we have not paid any dividends to shareholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share rateably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

16

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Delaware Revised Statutes.

Stock Transfer Agent

We have not yet appointed a transfer agent.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of our common stock offered under this prospectus is being passed upon for us by Jonathan D. Strum, Esq..  Jonathan D. Strum does not own any shares of our common stock.

The financial statements of our company included in this prospectus, for the period from September 14, 2011 (Inception) through December 31, 2011 have been audited by Dov Weinstein & Co. (Isr), Certified Public Accountants.

17

 INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the state of Delaware on September 14, 2011 and our principal business address is 548 Market St. # 59722, San Francisco, CA 94104-5401. Our telephone number is (866) 766-4202 and our fax number is (866) 897-2396. Our United States and registered statutory office is located at 548 Market St. # 59722, San Francisco, CA 94104-5401, telephone number (866) 766-4202. We have established a fiscal year end of December 31. The objective of this corporation is to sell high end vinyl car wraps though the internet to garages and car accessories shops on-line. Eventually we would like to sell to the retail consumer, specific car wraps for customized to different cars and models.

The Product Vinyl Car Wrap

A car wrap is a vinyl material which is wrapped over the painted areas of a vehicle. The material itself is priced between $300-800 per vehicle. It is fast and easy to install. We believe that a car wrap provides your car a brand new look in almost any color, we expect that it will protect the car from:

•	day to day damage of the paintwork finish of your car
•	stone chips and minor abrasions
•	helps maintain the residual value of your vehicle

The car wrap is best installed by a professional and can be completed in 3-5 hours for an entire car. But a do-it yourselfer can do it as well, by following the Company’s instruction manual which we will supply both in print and in downloadable visual format .

Vehicle wrapping vinyl can be removed easily when directions are properly followed. If a customer wants to sell his or her vehicle it can simply restored to its original color without losing the original look or value. One of the reasons people have their vehicles wrapped is because they want to keep their car but desire a different color and a easier way to do it than paint.

The cost of removal would be either the cost of taking it to a professional car wrapping center or if someone were to do it themselves, the cost would be under $100. This would include the purchase of a heat gun which can be found readily on the internet and in home improvement stores and a citrus based cleaner.

A car wrap when applied and removed correctly, will not damage the car's paint. In fact, it protects it.

Manufacturers of car wraps material

There are numerous companies producing these types of vinyl wraps and we intend to sell only car wraps which are manufactured by 3M and Avery Graphics. For example, 3M series 1080 wrap film are intended for long term use and are removable dual cast films designed for solid color vehicle detailing, decorating, and full wraps without graphic protections. The films pressure activated adhesive allows it to slide and be repositioned until firm pressure is applied. The non-visible air release channels assure fast, easy and virtually bubble-free installations. These vinyl films (min 3.5mil) are 1524mm wide only, allowing almost any section of a vehicle to be wrapped without seams. Avery Graphics offers a similar wrap of equal quality, colors and design. Both 3M and Avery Graphics claim that the wraps can last as long as five years (and provide reasonable warranties). We note, however, that at this time we have no contractual arrangements for either 3m or Avery Graphics to provide us with wraps on a wholesale or retail basis.

Market Opportunity

We believe that most every garage engaged in vehicle repair or an auto related store is a candidate for purchasing our intended car wraps – as our products will be additional add-on sales for them. This will include both independently owned garages as well as automotive franchises which are generally also considered small businesses.

For example, some of the types of franchises and garages owners that could be interested in adding car wrapping to the services the offer are listed below.

•	Transmission franchises
•	Body repair franchises
•	Windshield repair & auto glass franchises
•	Automotive general repair franchises
•	Car wash franchises
•	Oil change franchises
•	Brake repair franchises
•	Appearance franchises including bumper repair, paint chip repair and dent removal franchises
•	Tire franchises
•	Tune-up franchises
•	Vinyl & upholstery repair franchises
•	Interior auto maintenance & reconditioning franchises
•	Automotive electronics franchises
•	Auto detailing franchises
•	Motor vehicle parts and accessories franchises

Target Customer

Individuals, small business operators and family businesses.

The US and Israel Car Body Shops (“garages”) industry is characterized by a high number of non-employer firms. Management believes that these firms tend to be sole operators and small family businesses.

The anticipated sale price wrap for a mid-sized vehicle is: $1200. We will offer our car wraps to retail customers once we have put together a database of all the automobile required wrapping sizes. We expect to offer our car wraps to retail customers in the fourth quarter 2012.

We intend to enter into the market with what we believe to be an information rich website that will allow users to review the features, benefits and costs of a large number of vinyl car wraps.  The Company has reserved the URL www.sec-it.org  Plans for the website include search features allowing users to view different designs or ability to create a personal design of the car wrap.   These personal designed wrap will still be ordered from 3M, Avery Graphics or other manufacturers.

We are currently designing our web site. We have purposely not launched any web site at this point and have not put a "coming soon" on our site as management believes its preferable to be ready with our entire marketing plan and only advertise and launch when the web site is ready to be operational. Assuming that we raise the required capital pursuant to this offering, we will commence the web design and copy writing phase. After the web design and writing phases are complete we will hire an html programming company and hope to launch the site in the fourth quarter of 2012.

We also intend to offer discussion forums where users of our website can exchange feedback, tips, and ideas of how to design new car wraps for each specific car model. In order to be able to participate in our discussion forums, we intend to require users to register with us and provide, at a minimum, their type of car and e-mail address.  We may also offer incentives, to encourage users to provide us with more detailed personal information like their income range, computer and mobile usage habits and preferences for various features of car wrapping services.  We may offer users the option to opt into promotional e-mails which we would then be able to send on a targeted basis on behalf of advertisers in order to increase our revenue opportunities. We could make these available to a wide range of car accessory service providers, beyond our market.

We intend to generate revenue primarily through sale of our products.  Initially, we intend to generate our revenue through designing and selling vinyl car wraps. The scope of the first version of our website will primarily be determined by the success of our car wrapping products and this offering.  Management expects to have to invest in ongoing development, maintenance and expansion of the Company’s website in order to remain competitive but initial revenues will be driven by the success of products.  The scope of the ongoing development of the website will be determined by the revenue generated and potentially by future financing opportunities. The Company has not yet implemented its business model and to date has generated no revenues.

Secure IT has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

18

Management believes that as the car wrapping market becomes increasingly competitive, automobile garages will make use of more sophisticated car wraps, which could likely include online design services for car wraps like ours.  We might also develop a regular newsletter which we will send to users who register with our site informing them of the latest news from the social networking scene and any specials or discounts being offered by sites which we review.

As our user base, expertise and knowledge of the industry grows, we may chose to expand our services by creating our own social networking provider business to allow our customers to conduct point to point meetings with their potential market.  While no formal plans, timeline or budget for such a project currently exist, management expects that such an endeavor would require additional financing.

Competitive Advantages

There are currently a large number of websites providing various combinations of information, reviews and lists of automotive services and accessories. As the market continues to mature, management believes that competitive advantages for our site will include:

•	the number of potential car wrapping services and benefits on which we provide information
•	our ability to keep that information current
•	ease of searching and comparing providers

•	the ability to self design your own vehicle wrap
•	the interactive nature of our site provided by discussion forums
•	the proactive sending of information to users who register with our website to encourage repeat visits to our site
•	our plans for aggressive marketing

We intend to use Facebook as well as to start writing our own blogs about the benefits of wrapping your car. We believe that there are many car owners who would be interested in not only finding out how to change the color of their car without a permanent paint, but also those that would like to find out the benefit of protecting their vehicle color by using a car wrap.

Marketing

Our ability to generate advertising and referral revenue will be due in large part to our ability to get traffic to our website.  A key aspect of generating traffic is a website’s ranking in the major search engines, particularly Google.  Much of our initial marketing efforts will focus on getting our website ranked as highly as possible in the major search engines.  This will include various search engine optimization (SEO) techniques such as the use of meta tags throughout our website, internal linking to optimize the ability of search engines to ‘spider’ our website and soliciting back links, whereby other websites link to ours.

We may also engage the services of an SEO company to help build our ranking in the search engines.  Many such companies exist and offer various services to help a websites’ search engine ranking.  Specific allocation of marketing funds will occur based on the success of this offering. We plan to use SEO wording in our web site, thereby allowing for our web site to come up on Google when people search for car paint, protect your car, automobile style etc. we anticipate the SEO company will charge us a one off $1,500 after which we will do the updating of the SEO words ourselves by using Google Analytics.

While use of a SEO is a key component of our marketing strategy and the more funds raised through this offering the more we will be able to appropriately utilize the SEO the use of a SEO is not a guarantee of successfully being able to drive traffic to our web site,

Some search engines determine ranking in part by the amount of relevant content a website has in relation to the associated search term.  We intend to launch our site with reviews and information on a large number of social networking themes.  We intend to continue to increase the content on our site, both my information we input and by user reviews, feedback and related discussions in the forums we plan to offer.

19

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection, patent and/or copyright protection in the applicable jurisdictions. Currently, we have no intellectual property for which to apply for trademark, patent and/or copyright protection. We believe that as the Company develops it may create designs or web content for which intellectual property protection can be sought.

If appropriate, we intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product technology, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to conduct our social networking meetings and sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Secure IT has no permanent staff other than our President, Ofir Ben Arzi and our Secretary Binyamin Brodman who are employed elsewhere and have the flexibility to work on Secure IT up to 20 hours per week. They are both prepared to devote more time to our operations as may be required and as our finances permit.

Currently, we have not entered into an employment agreement with our officers. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Depending on the success of this offering we plan to retain web development, data entry and editorial staff initially on a contract basis.  Our two officers and two directors will be responsible for the initial operations management. Once the Company launches its social networking meetings and website, it may hire a full time website operations manager and an event planner.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

20

Plan of Operation

TIMETABLE

April through June 2012

Initial web site design and text to be completed

Sourcing of car wrapping suppliers

July through September 2012

Back end database completed and start inserting images of different car models.

Hire web site programmer

Open a Paypal or other on line payment mechanism

October through December 2012

Hire online marketing company

Complete web site design

January through March 2013

Begin online sales to Garages

Begin Shipping products

In our second year, we expect to sell car wraps directly to retail consumers -- specifically car wraps to that will be customized for different cars and models. Although we do not have the ability to supply these products at this point in time, we do intend to have different car models available for searching in our database, in which a visitor to our web site can view his car model in different colored wraps. We intend for this to be part of the website developer’s job.

If possible, we intend to have the back end database completed first, before the user interface or front end of the website so that we can begin the process of entering data from various Internet websites on the different car models as soon as possible. If we only raise the 25% of the shares in the offering, we may have to delay this part of our plan as we anticipate this will take up to 50 design hours at an estimated cost of $3,000. We can afford to complete this if we raise 50% of the shares in the offering.

Further in May / June 2012 we intend to locate car wrapping suppliers that will offer us just in time drop shipping. We intend to allow for garages to order car wraps from us at a min of $500 per color. Garages will be able to place the order with us, online using our web site and will be able to pay us via Paypal or other online payment service. We will then simply pay the car wrapping suppliers, less our 20% profit margin.

 We have budgeted a minimum of $5,500 to market our web site, which we will do using a online marketing company/ sole proprietor. We intend to have SEO as part of our web site so that when people are searching online for cars, car colors, matt color, car wraps, auto detailing etc our web site will come up on the first page of the search web site. The marketing company will be responsible for this. In addition, we may find it beneficial to have a blog as part of our web site, which will further increase our web sites chances to be located higher on Google.

During the course of the website’s development we will also ensure optimization of the site for registration in the search engines.  We may also use the services of a third party organization to work with the developers and designers on this.

Based on our initial research, we expect development of the entire site to take between 4 – 6 months. During the development of the website, we will identify websites where we can post bids for and hire data entry and editorial staff to populate our website with content.  Assuming we will be able to do a certain amount of the data entry concurrent with the website development, we expect it will take between 6-8 months to launch a functioning version of our website.

We will spend the remainder of the 12 months focused on engaging several manufactures of vinyl car wraps and marketing our website with large garages. We will register our website in a large number of search engines, potentially using a third party service for efficiency.

In the 8 and 12 month period following this offering, we will also register for a Google AdSense account to begin generating advertising revenue. If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our workbook development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Based on our initial research, we expect development of the entire site to take between 4 – 6 months. During the development of the website, we will identify websites where we can post bids for and hire data entry and editorial staff to populate our website with content.  Assuming we will be able to do a certain amount of the data entry concurrent with the website development, we expect it will take between 6-8 months to launch a functioning version of our website.

We will spend the remainder of the 12 months focused on engaging several manufactures of vinyl car wraps and marketing our website with large garages. We will register our website in a large number of search engines, potentially using a third party service for efficiency.

Between the 8 and 12 month period following this offering, we will also register for a Google AdSense account to begin generating advertising revenue (from visitors to our site who click through to other sites).. If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our workbook development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Results of Operations

We had no revenue from September 14, 2011 (inception) through December 31, 2011, total expenses from inception through December 31, 2011 were $50, resulting in a net loss of $50.

Capital Resources and Liquidity

As of March 15, 2011 we had $21,720 in cash.  Our auditors have issued an unqualified opinion with an explanatory note regarding “going concern”, meaning that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. Due to the fact that we do not currently have any salaried employees, we believe that 25% of the amount of the offering will likely allow us to operate our business for at least one year by implementing a working website and commencing an advertising program.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

21

We are highly dependent upon the success of the public offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status past 12 months. The Company’s officers and directors have indicated that they may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Election under JOBS Act of 2012

The Company has chosen to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 84 Harav Uziel St., Jerusalem, Israel 96424 and our telephone number is (866) 766-4202.  We do not have a lease agreement for this property. This property is owned by our President and Chief Executive Officer, Ofir Ben Arzi, and he allows us to use the space rent free to run the business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street NE, Washington DC 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. Our financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States (US GAAP).

22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Ofir Ben Arzi	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director	33	September 30, 2011

Binyamin Brodman	Secretary and Director	25	September 30, 2011

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Ofir Ben Arzi, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director

Mr. Ben Arzi was the President of Joseph Jacob Ltd, a diamond jewelry company based in Israel from 2009-2011 . His responsibilities included managing the company’s 5 retail stores, overseeing sales, and managing the company’s 25 employees . From 2006-2009 Mr. Ben Arzi was a manager at Super Change Ltd. a currency conversion outlet with five retail locations. Responsibilities included financial management and foreign exchange purchases / sales. In addition, Mr. Ben Arzi is a self-employed, private travel guide for select clients for trips to Italy.

Mr. Ben Arzi currently spends approximately 20 hrs/wk providing services to our Company, which represents approximately 40% of his working hours.

Binyamin Brodman, Secretary and Director

Mr. Brodman has been employed at Yad Eliezer since mid 2008 where his responsibilities include training and teaching youth that have left the school system. Mr. Brodman coordinates lectures and also is involved in teaching and helping youth with their studies. In addition, since 2010 he teaches religious studies in Savyon, Israel to soldiers and officers in the Israel Defense Forces. From 2005 to 2008, Mr. Brodman was a student at Hebron College where he obtained a teaching certificate. Mr. Brodman currently spends approximately 20hrs/wk providing services to our Company, which represents approximately 40% of his working hours.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Ben Arzi or Mr. Brodman’s other business interests and their involvement in Secure IT.

EXECUTIVE COMPENSATION

Secure IT has made no provisions for paying cash or non-cash compensation to either of its two officers and directors. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended December 31, 2011.

23

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Ofir Ben Arzi	2011	-	-	-	-	-	-	-	-
President, Chief
Executive
Officer, Chief
Financial Officer,
Treasurer, and
Director

Binyamin
Brodman
Secretary and
Director	2011

We have not paid any salaries to date. We do not anticipate beginning to pay salaries until we have sufficient to fund our business plan. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan.  There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Secure IT has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Secure IT may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

DIRECTOR COMPENSATION

Our directors are not compensated for their services. The board has not implemented a plan to award options to our directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Name and Principal Position	Year	Fees Earned of Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Ofir Ben Arzi	2011	-	-	-	-	-	-	-
President, Chief
Executive Officer,	2012
Chief Financial
Officer, Treasurer,
and Director

Binyamin Brodman	2011
Secretary and Director	2012

24

Employment Contracts

We have no employment contracts with any of our officers or directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not pay our directors any money and we have no plans to pay our directors any money in the future.

Indemnification

Under our Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 7, 2012 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Ofir Ben Arzi 84 Harav Uziel St., Jerusalem, Israel 96424	Common Stock	1,400,000	Direct	63.64%
Binyamin Brodman	Common Stock	800,000	Direct	36.36%
Directors and Executive Officers (as a group)	Common Stock	2,200,000		100%

(1)	Based on 2,200,000 shares of our common stock outstanding as of May 7, 2012.

Depending on the success of this offering, our officers and directors may continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, since our inception on September 14, 2011, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;
(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
(iii)	Any of our promoters and control persons; and
(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On September 30, 2011 we issued 1,400,000 shares of our common stock to our Director Ofir Ben Arzi for a total of $14,000.  Payment was made on December 13, 2011 and was received by the Company on February 7, 2012. The shares were issued the subscriber pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscriber represented to us that he was not a “US Person” as such term is defined in Regulation S.

On September 30, 2011 we issued 800,000 shares of our common stock to our Director Binyamin Brodman for a total of $8,000.   Payment was made on December 13, 2011 and was received by the Company on February 7, 2012. The shares were issued to the subscriber pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscriber represented to us that he was not a “US Person” as such term is defined in Regulation S.

REPORTS TO STOCKHOLDERS

Upon the effective date of this Registration Statement on Form S-1; we will be considered a Section 15(d) filer rather than a fully reporting company. While we are a Section 15(d) filer and until we become a fully reporting company we are not subject to the Proxy Rules outlined in Section 14 of the Exchange Act and are therefore not required to file proxy statements with the Securities and Exchange Commission. We do intend to file a Registration Statement on Form 8-A with the Securities and Exchange Commission concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1. The filing of the Registration Statement on Form 8-A will cause us to become a fully reporting company with the Securities and Exchange Commission under the Exchange Act. Our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed a Registration Statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Securities and Exchange Commission. Our Registration Statement and the referenced exhibits can also be found on this website.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

26

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

27

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Secure IT Corp. (A Development Stage Company)

We have audited the accompanying balance sheet of Secure It Corp. (a development stage company) (“the Company”) as of December 31, 2011 and the related statements of operations, changes in stockholders’ equity and cash flows for the period then ended and from the period of inception (September 14, 2011) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secure IT Corp. (A Development Stage Company) as of December 31, 2011 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 1.2 to the financial statements for further information regarding this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)

Jerusalem, Israel

March 15, 2012

F-1

SECURE IT CORP.

(A Development Stage Company)

BALANCE SHEET

December 31, 2011
ASSETS
Current assets:
Accounts receivable	$22,000

Total assets	$22,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$50

Total liabilities	$50

Stockholders’ equity
Common stock, $0.0001 par value, 100,000,000 authorized shares; 2,200,000 shares issued and outstanding	220
Additional paid-in capital	21,780
Accumulated deficit during development stage	(50)

Total stockholder equity	21,950
Total liabilities and stockholders’ equity	22,000

The accompanying notes are an integral part of these financial statements.

F-2

SECURE IT CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

	For the 4 month period ended December 31, 2011	From Inception September 14, to December 31, 2011

Revenue	$—	$—

Operating expenses:
General and administrative	(50)	(50)

Net loss	$(50)	$(50)

Net loss per common share - basic and diluted	(0.00)

Weighted average shares outstanding - basic and diluted	1,874,074

The accompanying notes are an integral part of these financial statements.

F-3

SECURE IT CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

for the period SEPTEMBER 14, 2011, (INCEPTION) to DECEMBER 31, 2011

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	$	$	$	$
Inception (September 14, 2011)	$—	—	—	—	—

Common stock issued for cash	2,200,000	220	21,780	—	22,000

Loss for the period of inception (September 14, 2011) to December 31, 2011	—	—	—	(50)	(50)

Balance at December 31, 2011	2,200,000	220	21,780	(50)	21,950

The accompanying notes are an integral part of these financial statements.

F-4

SECURE IT CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

	For the 4 month period ended December 31, 2011	From Inception September 14, to December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(50)	$(50)
Changes in operating assets and liabilities:
Accounts receivable	(22,000)	(22,000)
Accrued expenses	50	50

Net cash used in operating activities	(22,000)	(22,000)

CASH FLOW FROM INVESTING ACTIVITIES	—	—

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	22,000	22,000

Net cash provided by financing activities	22,000	22,000

Net increase in cash and cash equivalents	—	—

Cash and cash equivalents at beginning of the period	—	—

Cash and cash equivalents at the end of the period	—	—

The accompanying notes are an integral part of these financial statements.

F-5

SECURE IT CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Secure IT Corp. (the “Company”) is a Delaware corporation. The Company is in the development stage as defined by Accounting Standards Codification 915 (ASC 915), “Accounting and Reporting by Development Stage Enterprises”. The Company’s main business is providing unique car part accessories to garages and vehicle accessories shops through its online store.

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

Going concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no business operations and has negative working capital and minimal stockholders’ equity.  These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The company plans to improve its financial condition through a public offering as described in Note 7. However, there is no assurance that the company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated.

F-6

Cash and Cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at December 31, 2011, there were no cash equivalents.

Accounts Receivable

Account receivables are stated at the amount that management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through an allowance for doubtful accounts. Additions to the allowance for doubtful accounts are based on management’s judgment, considering historical write-offs, collections and current credit conditions. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the applicable accounts receivable. Payments received subsequent to the time that an account is written off are considered as bad debt recoveries. As of December 31, 2011, the Company has experienced no bad debt write offs from operations.

Earnings per Shares

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at December 31, 2011, the Company had no potentially dilutive shares.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 3 – SHAREHOLDERS’ EQUITY

Common Stock

On September 30, 2011, the Company issued 2,200,000 shares of common stock to the directors of the Company at a price of $0.01 per share, for $22,000. The proceeds were received December 13, 2011 and held on behalf of the company by an escrow agent, as the Company did not operate an bank account at that time.

F-7

NOTE 4 – PROVISION FOR TAXES

At December 31, 2011, the Company had net operating loss carry forwards of $50 that may be offset against future taxable income through 2031. No tax benefit has been reported with respect to these net operating loss carry forwards in the accompanying financial statements because the Company believes that realization is not likely. Accordingly, the potential tax benefits of the net loss carry forwards are fully offset by a valuation allowance.

The provision/(benefit) from income taxes for the 4 month period ended December 31, 2011 was as follows at federal statutory rates of approximately 15% as follows :

December 31,
2011

Current Tax Provision:
Federal-
Taxable income	-
Total current tax provision	-

Deferred Tax Provision:
Federal-

Loss carry forwards	7
Change in valuation allowance	(7)
Total deferred tax provision	-

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognised tax benefits.

NOTE 5 – RELATED PARTY TRANSACTIONS

Details of transactions between the Group and other related parties are disclosed below.

The following entities have been identified as related parties :

Ofir Ben-Arzi	- Director of Secure IT Corp.
Binyamin Brodman	- Director of Secure IT Corp.

December
31,
2011
$
The following transactions were carried out with related parties:

Balance sheets :

Accounts receivable - subscription receivable	22,000

F-8

NOTE 6 – RECENT ACCOUNTING STANDARDS UPDATES

ASU 2011-04

In May 2011, the Financial Accounting Standards Board (FASB) issued guidance in regard to fair value measurement. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between GAAP and International Financial Reporting Standards (IFRS). This guidance is effective for interim and annual periods beginning after December 15, 2011. We do not anticipate that the adoption of this guidance will have a material impact on our financial statements.

ASU 2011-05

In June 2011, the FASB issued guidance in regard to the presentation of comprehensive income. In the new guidance an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB deferred the new requirement to present components of reclassifications of other comprehensive income on the face of the income statement. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Secure IT Corp. is currently evaluating the alternative presentations; however, the adoption of this guidance will not have a material impact on our financial statements as it relates to required disclosures and presentation only.

ASU 2011-08

In September 2011, the FASB issued guidance in regard to goodwill impairment. The new guidance is intended to reduce the cost and complexity of the annual goodwill impairment test by providing entities with the option of performing a "qualitative" assessment to determine whether further impairment testing is necessary. An entity can choose to perform the qualitative assessment on none, some, or all of its reporting units. Moreover, an entity can bypass the qualitative assessment for any reporting unit in any period and proceed directly to step one of the impairment test, and then perform the qualitative assessment in any subsequent period. The new guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. If adopted, we do not expect this guidance to have a material impact on our financial statements.

NOTE 7 – SUBSEQUENT EVENTS

On March 15, 2012, the proceeds from the sale of stock held in escrow was received into the Company’s bank account.

The Company has commenced capital formation activity by filing Registration Statement on Form S-1 to the SEC, to register and sell in a self-directed offering of 750,000 shares of newly issued common stock at an offering price of $0.15 per share for proceeds for up to $112,500.

There were no additional subsequent events through the date of issuance of the audited financial statements.

F-9

SECURE IT CORP.

750,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2012

F-10

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

SEC Registration Fee	$2.00
Printing Expenses	$300.00
Accounting/Administrative Fees and Expenses	$5,000.00
Blue Sky Fees/Expenses	-
Legal Fees/Expenses	$5,000.00
Transfer Agent Fees	$1,200.00
Miscellaneous Expenses	10,000
Total	$21,502

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and Directors are indemnified as provided by the Delaware General Corporate Law and our bylaws.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify Directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a Director, officer, employee or agent of our company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise. Article XII of our bylaws provides that we shall indemnify our Directors and officers, our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a Director or officer in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the Director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable..

RECENT SALES OF UNREGISTERED SECURITIES

Secure IT is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.0001 per share. Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

The 2,200,000 shares sold to our Officers and Directors were offered and sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

December 30th, 2011

We have issued a total of 1,400,000 common shares to our President and Director for total consideration of $14,000 or $0.01 per share.

We have issued a total of 800,000 common shares to our President and Director for total consideration of $8,000, or $0.01 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the disclosure of the application of all the offering proceeds.

II-1

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation
3.2	Certificate of Amendment
3.3	Bylaws
5.1	Opinion of Jonathan D. Strum
23.1	Consent of Dov Weinstein & Co. (Isr), Certified Public Accountants
23.2	Opinion of Jonathan D. Strum [incorporated by reference to Exhibit 5.1 herewith].

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jerusalem, Israel, on this 7th day of May, 2012.

SECURE IT CORP.

By:	/s/ Ofir Ben Arzi
Ofir Ben Arzi
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer
May 7, 2012

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ofir Ben Arzi
Ofir Ben Arzi
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Date:  May 7, 2012

By:	/s/ Binyamin Brodman
Binyamin Brodman
Secretary and Director

Date: May 7, 2012